Exhibit 99.1

NEWS From:

STEWART INFORMATION SERVICES CORPORATION
P.O. Box 2029, Houston, Texas 77252-2029
www.stewart.com
Contact:	David Hisey, CFO, (713) 625-8043
Kathryn Bass, Investor Relations, (713) 625-8633

FOR IMMEDIATE RELEASE

STEWART INFORMATION SERVICES CORPORATION

DECLARES SECOND QUARTER DIVIDEND

HOUSTON (June 1, 2026) - Stewart Information Services Corporation (NYSE:STC) today announced that its Board of Directors declared a cash dividend of $0.525 per share for the second quarter 2026, payable June 30, 2026, to common stockholders of record on June 15, 2026.

About Stewart

Stewart Information Services Corporation (NYSE:STC) is a global real estate services company, offering products and services through our direct operations, network of Stewart Trusted Providers™ and family of companies. From residential and commercial title insurance and closing and settlement services to specialized offerings for the mortgage industry, we offer the comprehensive service, deep expertise and solutions our customers need for any real estate transaction. Learn more at stewart.com. ST-IR

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